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Exhibit 23.1

PricewaterhouseCoopers LLP Chartered Accountants 111 5th Avenue S.W., Suite 3100 Calgary, Alberta Canada T2P 5L3 Telephone +1 403 509 7500 Facsimile +1 403 781 1825

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 12, 2010 (except for note 27, which is as at April 16, 2010) relating to the financial statements of Gibson Energy Holding ULC, which appears in such Registration Statement. We also consent to the use in this Registration Statement on Form F-4 of our report dated April 15, 2009 relating to the financial statements of Gibson Energy Holdings ULC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Chartered Accountants
Calgary, Alberta, Canada
April 23, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM